UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 27, 2009
ENCORE ACQUISITION COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-16295	75-2759650

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

777 Main Street, Suite 1400, Fort Worth, Texas	76102

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (817) 877-9955
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition
     On October 27, 2009, Encore Acquisition Company (“EAC”) issued a press release providing, among other things, (1) its unaudited results for the third quarter of 2009, (2) an operations update, (3) a liquidity update, and (4) its outlook for the fourth quarter of 2009. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.
     In the press release, EAC uses the non-GAAP financial measures (as defined under the SEC’s Regulation G) of “Adjusted EBITDAX” and “net income (loss) excluding certain items.” The press release contains reconciliations of these non-GAAP measures to EAC’s most directly comparable financial performance and liquidity measures calculated and presented in accordance with GAAP.
     The information being furnished pursuant to Item 2.02 of this Form 8-K and in Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits

The exhibit listed below is being furnished pursuant to Item 2.02 of this Form 8-K:
99.1	Press Release dated October 27, 2009 regarding unaudited third quarter 2009 results.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCORE ACQUISITION COMPANY

Date: October 28, 2009	By:	/s/ Andrea Hunter

Andrea Hunter
Vice President, Controller, and
Principal Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated October 27, 2009 regarding unaudited third quarter 2009 results.